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                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul
V. Hoovler, Matthew R. Hoovler, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in his capacity as an officer, director or both of Chaparral Resources, Inc., a Colorado corporation ("Chaparral"), to sign the Annual Report on Form 10-K Report of Chaparral for the year ended November 30, 1995, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                     Title                               Date
---------                     -----                               ----

/s/ Howard Karren              Chairman of the                    March 14, 1996
Howard Karren                  Board and Director


/s/ Paul V. Hoovler            Principal Executive                March 14, 1996
Paul V. Hoovler                Officer, President
                               and Director

/s/ Matthew R. Hoovler         Vice President,                    March 14, 1996
Matthew R. Hoovler             Treasurer and
                               Director

/s/ Barry W. Spector           Secretary and                      March 14, 1996
Barry W. Spector               Director


                               Director
Peter G. Dilling


/s/ Frank H. Gower, Jr.        Director                           March 14, 1996
Frank H. Gower, Jr.


                               Director
James A. Jeffs


/s/ Jay w. McGee               Director                           March 14, 1996
Jay W. McGee

                                                                     Exhibit 24
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